IRONRIDGE®

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("**Agreement**") is made and entered into as of September 21, 2012 ("**Effective Date**"), by and between Rapid Fire Marketing, Inc., a Nevada corporation ("**Company**"), and Ironridge Consumer Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Purchaser**").

Recitals

A. The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase $1,500,000.00 in shares of convertible, redeemable Series A Preferred Stock, convertible into shares of Common Stock at $0.00225 per share; and

B. The offer and sale of the Shares provided for herein are being made pursuant to exemption from registration under Section 4(2) of the Act as a transaction by an issuer not involving any public offering, and as a private placement of restricted securities pursuant to Rule 506 of Regulation D promulgated under the Act.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

I. **Definitions**. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as **Exhibit 1.**

II. **Purchase and Sale**.

A. **Purchase Amount**. Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, Company hereby sells to Purchaser for the aggregate sum of $1,500,000.00 ("**Purchase Amount**"), and Purchaser hereby purchases from Company, 150 shares of Series A Preferred Stock ("**Preferred Shares**") of Company, in 30 portions of 5 Preferred Shares each, at a price of $10,000.00 per Preferred Share.

B. **Deliveries**. The following documents will be fully executed and delivered on the Effective Date:

1. This Agreement;

2. Certificate of Designations, in the form attached hereto as **Exhibit 2**, as filed with and accepted by the Secretary of State of the State of Nevada;

3. Transfer Agent Instructions, in the form attached hereto as **Exhibit 3.**

4. Opinion, in the form attached hereto as **Exhibit 4**;

5. Officer's Certificate, in the form attached hereto as **Exhibit 5**;

6. Secretary's Certificate, in the form attached hereto as **Exhibit 6**; and

7. Notes, in the form attached hereto as **Exhibit 7**.

C. <u>**Conditions**</u>. Notwithstanding any other provision, as a condition precedent to the Closing, all of the following conditions must be satisfied:

1. All documents, instruments and other writings required to be delivered by Company to Purchaser pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in **Section II.B** above;

2. The Common Stock is listed for and currently trading on the Trading Market, Company is in compliance with all requirements to maintain listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market;

3. The representations and warranties of Company set forth in this Agreement are true and correct in all material respects as if made on such date;

4. No material breach or default has occurred under any Transaction Document or any other agreement with Purchaser;

5. Company has terminated any equity credit agreement, equity line of credit, or agreement providing for any at-the-market offering or variable rate transaction; and

6. There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company's knowledge threatened, by any person other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement.

D. <u>**Closing**</u>. The closing of purchase and sale of Preferred Shares (**"Closing"**) will take place immediately when all conditions set forth in **Section II.C** above have been fully satisfied. Subject to the conditions and limitations set forth in this Agreement, Purchaser will purchase and make payment for the Preferred Shares at Closing, by (1) paying to Company $50,000.29 in cash, by wire transfer of immediately available funds to an account designated by Company, $50,000.00 of which shall be allocated to 5 Preferred Shares, and $0.01 shall be allocated to each of 29 remaining portions of 5 Preferred Shares each; and (2) delivering 29 executed original Notes for $49,999.99 each, for payment of the remaining purchase price for the 29 portions of 5 Preferred Shares.

Company will deliver to Purchaser by reputable overnight courier, immediately upon receipt of the funds and Notes, 30 stock certificates representing 5 Preferred Shares each.

III. Representations and Warranties.

A. **Representations Regarding Transaction.** Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Purchase Closing:

1. **Organization and Qualification.** Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2. **Authorization; Enforcement.** Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3. **No Conflicts.** The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or

Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4. **Litigation.** There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "**Action**"), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5. **Filings, Consents and Approvals.** Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6. **Issuance of Shares.** The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company will increase the number of its authorized shares as soon as practicable, and will reserve and continue to reserve from its duly authorized capital stock sufficient shares of its Common Stock for issuance pursuant to the Transaction Documents.

7. **Disclosure; Non-Public Information.** Company will widely publicly disclose all material terms of this Agreement and the transactions contemplated hereby in accordance with Regulation FD no later than 8:30 am on the Trading Day following the Effective Date. Notwithstanding any other provision, except with respect to information that must be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Purchaser or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date. Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Purchaser regarding Company, its business and

the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8. **No Integrated Offering.** Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9. **Financial Condition.** Based on the financial condition of Company and its projected capital requirements, effective as of the Commitment Closing, the Company will require additional capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness.

10. **Section 5 Compliance.** No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11. **Investment Company.** Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

B. **Representations Regarding Company.** Except as set forth in any current or future Public Reports or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Purchase Closing:

1. **Capitalization.** The capitalization of Company is as described in Company's most recently filed Public Report No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the

Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Company's capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company's stockholders.

2. **Subsidiaries.** All of the direct and indirect subsidiaries of Company are set forth in the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3. **Public Reports; Financial Statements.** Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. **Material Changes.** Except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, and (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. Company does not have pending before the Commission any request for confidential treatment of information.

4. **Litigation.** There is no Action which could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

5. **Labor Relations**. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

6. **Compliance**. Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

7. **Regulatory Permits**. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("**Material Permits**"), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

8. **Title to Assets**. Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

9. **Patents and Trademarks**. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, "**Intellectual Property Rights**"). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

10. **Transactions With Affiliates and Employees**. Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract,

agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

11. **Certain Fees**. Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for any fees that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

12. **Registration Rights**. No Person has any right to cause Company to effect the registration under the Act of any securities of Company.

13. **Foreign Corrupt Practices**. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

14. **Accountants.** Company's accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm as required by the Act.

15. **No Disagreements with Accountants or Lawyers.** There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

16. **Acknowledgments Regarding Purchaser.** Company's decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a. Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby;

b. Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in **Section III.C** below; and

c. Purchaser is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby. Any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated

hereby is not advice or a recommendation, and is merely incidental to Purchaser's purchase of the Shares.

C. **Representations and Warranties of Purchaser**. Purchaser hereby represents and warrants as of the Purchase Closing as follows:

1. **Organization; Authority**. Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser. Each Transaction Document, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2. **Purchaser Status**. At the time Purchaser was offered the Shares, it was, and at the Effective Date it is an "accredited investor" as defined in Rule 501(a) under the Act.

3. **Experience of Purchaser**. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4. **Ownership**. Purchaser is acquiring the Shares as principal for its own account. Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

5. **No Short Sales**. Purchaser (a) does not hold any short position in, and (b) has not engaged in any Short Sales of, the Common Stock prior to the Effective Date.

IV. **Securities Provisions.**

A. **Furnishing of Information**. As long as Purchaser owns any Shares, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act. As long as Purchaser owns any Shares, if Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Shares under Rule 144. Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

B. **Integration**. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares in a manner that would be integrated with the offer or sale of the Shares to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

C. **Disclosure and Publicity**. Company will notify Purchaser prior to issuing any current report, press release, public statement or communication with respect to the transactions contemplated hereby.

D. **Shareholders Rights Plan**. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Purchaser. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

E. **No Non-Public Information**. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information. On and after the Effective Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

F. **Indemnification of Purchaser**.

1. **Obligation to Indemnify**. Subject to the provisions of this **Section IV.G**, Company will indemnify and hold Purchaser, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, "**Purchaser Parties**" and each a "**Purchaser Party**"), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "**Losses**") that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or in a Registration Statement as amended by any post-effective amendment thereof by Company, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, or any amendments or supplements to any Prospectus, in any free

writing prospectus, in any "issuer information" as defined in Rule 433 under the Act, of Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (e) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company; provided, however, that Company shall not be obligated to indemnify any Purchaser Party for any Losses finally adjudicated to be caused solely by a false statement of material fact contained within written information provided by such Purchaser Party expressly for the purpose of including it in the applicable Registration Statement.

2. **Procedure for Indemnification**. If any action will be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties. Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without Company's prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser's breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.

3. No Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

G. **Reservation of Shares**. Company will increase the number of its authorized shares as soon as practicable, to ensure sufficient shares of its Common Stock are available for issuance pursuant to the Transaction Documents. Company shall maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in an amount sufficient to immediately issue all shares of Common Stock potentially issuable upon any conversion of the Preferred Shares.

H. **Activity Restrictions**. For so long as Purchaser or any of its Affiliates holds any Shares, neither Purchaser nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its

subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company's business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

I. <u>No Shorting.</u> Purchaser will not engage in or effect, directly or indirectly, any Short Sale within one year of the Effective Date.

J. <u>Variable Rate Transaction</u>. Until 90 days after the payment in full of all Notes, Company and each Subsidiary shall be prohibited from discussing, negotiating, effecting or entering into an agreement, plan, arrangement or understanding to effect any transaction with a third party other than Purchaser or its Affiliates in which the Company or any Subsidiary (i) issues or sells, agrees to issue or sell, or may issue or sell, any Common Stock or security convertible or exchangeable into Common Stock, either (a) at a conversion, exercise or exchange rate or other price that is based upon or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such securities, or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into any agreement (including, without limitation, an "equity line of credit" or an "at the market offering") whereby the Company or any Subsidiary issues or sells, agrees to issue or sell, or may issue or sell, any Common Stock or other security at a future determined price.

V. General Provisions.

A. <u>Notice</u>. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such address as may be designated in writing by such Person.

B. **Amendments; Waivers.** No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. **Successors and Assigns.** This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld. Purchaser may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Purchaser assigns or transfers any Shares, provided such transferee agrees to be bound by the provisions hereof with respect to the transferred Shares and Purchaser remains primarily responsible for the performance of its obligations under this Agreement.

D. **No Third-Party Beneficiaries.** This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in **Section IV.J.**

E. **Fees and Expenses.** Company will pay the reasonable fees and costs of Purchaser's counsel incurred in connection with this Agreement, the other Transaction Documents, the Purchase Closing, and the transactions contemplated hereby and thereby. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Purchaser's counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.

F. **Severability.** If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

G. **Replacement of Certificates.** If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

H. **Governing Law.** All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. The parties hereby waive all rights to a trial by jury. If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

I. **Arbitration.** Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party's reasonable arbitration, expert witness and attorney fees, costs and expenses.

J. **Remedies.** In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

K. **Payment Set Aside.** To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

L. **Headings.** The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

M. **Time of the Essence.** Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

N. **Survival.** The representations and warranties contained herein will survive the Purchase Closing and the delivery of the Shares until all Preferred Shares issued to Purchaser or any Affiliate have been converted or redeemed.

O. **Construction.** The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting

party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

P. **Execution**. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original

Q. **Entire Agreement**. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person's reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

RAPID FIRE MARKETING, INC.

By: [signature]
Name: Thomas Allinder
Title: CEO

Purchaser:

IRONRIDGE CONSUMER CO.,
a division of IRONRIDGE GLOBAL IV, LTD.

By: [signature]
Name: [illegible]
Title: Director

Exhibit 1

Glossary of Defined Terms

"**Act**" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

"**Action**" has the meaning set forth in **Section III.A.4**.

"**Affiliate**" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

"**Agreement**" means this Preferred Stock Purchase Agreement.

"**Bloomberg**" means Bloomberg Financial Markets, or its successor performing similar functions.

"**Certificate of Designations**" means the certificate to be filed with the Secretary of State of the State of Nevada, in the form attached hereto as **Exhibit 2**.

"**Closing**" has the meaning set forth in **Section II.D**.

"**Closing Price**" means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m. Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"**Commission**" means the U.S. Securities and Exchange Commission.

"**Common Shares**" includes the Shares of Common Stock issuable upon conversion of the Preferred Shares.

"**Common Stock**" means the common stock, par value $0.001 per share, of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

"**Company**" has the meaning set forth in the first paragraph of the Agreement.

"Disclosure Schedules" means the disclosure schedules of Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules will contain no material non-public information.

"DTC" means The Depository Trust Company, or any successor performing substantially the same function for Company.

"DWAC Shares" means all Shares or other shares of Common Stock issued or issuable to Purchaser or any Affiliate, successor or assign of Purchaser pursuant to any of the Transaction Documents, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as **Exhibit 3**.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

"Effective Date" has the meaning set forth in the first paragraph of the Agreement.

"GAAP" means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

"Indebtedness" means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company's balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

"Intellectual Property Rights" has the meaning set forth in **Section III.B.10**.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, prospects or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) a Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

"Material Permits" has the meaning set forth in **Section III.B.8.**

"Notes" means the promissory notes from Purchaser, in the form attached as **Exhibit 7.**

"**Officer's Closing Certificate**" means a certificate executed by an authorized officer of Company, in the form attached as **Exhibit 5**.

"**Opinion**" means an opinion from Company's independent legal counsel, in the form attached as **Exhibit 4**.

"**Person**" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

"**Preferred Shares**" means shares of Series A Preferred Stock, par value $0.001 per share, of Company provided for in the Certificate of Designations, to be issued to Purchaser pursuant to this Agreement.

"**Public Reports**" includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.

"**Prospectus**" means the final prospectus filed for the Registration Statement.

"**Prospectus Supplement**" means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing

"**Purchase Amount**" has the meaning set forth in **Section II.A.1**.

"**Purchaser**" has the meaning set forth in the first paragraph of the Agreement.

"**Registration Statement**" means a valid, current and effective shelf Registration Statement on Form S-3 or Form S-1, registering for sale the Shares, and except where the context otherwise requires, means the Registration Statement, including the prospectus therein, amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

"**Secretary's Certificate**" means a certificate, the form of which is attached as **Exhibit 6**, signed by the secretary of Company.

"**Shares**" include the Preferred Shares and the Common Shares.

"**Short Sale**" means a "short sale" as defined in Rule 200 of Regulation SHO of the Exchange Act.

"**Subsidiary**" means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

"**Trading Day**" means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

"**Trading Market**" means the OTC Markets, NASDAQ Stock Market, NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

"**Transaction Documents**" means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

"**Transfer Agent**" means the Company's current transfer agent, or any successor transfer agent for the Common Stock.

Exhibit 2

Form of Certificate of Designations

RAPID FIRE MARKETING, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

The undersigned, Thomas Allinder and Thomas Allinder hereby certify that:

1. They are the CEO and Secretary, respectively, of Rapid Fire Marketing, Inc., a Nevada corporation (the "**Corporation**").

2. The Corporation is authorized to issue 25,000,000 shares of preferred stock, of which none are currently designated, issued or outstanding.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 25,000,000 shares, $0.001 par value per share (the "**Preferred Stock**"), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, which will consist of up to 300 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

I. **Terms of Preferred Stock**.

A. **Designation, Amount and Par Value**. The series of Preferred Stock will be designated as the Corporation's Series A Preferred Stock (the "**Series A Preferred Stock**") and the number of shares so designated will be 300, which will not be subject to increase without any consent of the holders of the Series A Preferred Stock (each a "**Holder**" and collectively, the

"**Holders**") that may be required by applicable law. Each share of Series A Preferred Stock will have a par value of $0.001 per share.

B. **Ranking and Voting.**

1. **Ranking**. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Corporation's common stock, par value $0.001 per share ("**Common Stock**"); (b) junior in right of dividends and liquidation with respect to the Series A Preferred Stock; and (c) junior to all existing and future indebtedness of the Corporation.

2. **Voting**. Without the prior written consent of a majority of Holders, the Company may not issue any Series A Preferred Stock, or Preferred Stock that is not junior to the Series A Preferred Stock in right of dividends and liquidation. Except as required by applicable law or as set forth herein, the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

C. **Dividends and Other Distributions**. Commencing on the date of the issuance of any such shares of Series A Preferred Stock (each respectively an "**Issuance Date**"), Holders of Series A Preferred Stock will be entitled to receive quarterly dividends on each outstanding share of Series A Preferred Stock ("**Dividends**"), at a rate (the "**Dividend Rate**") equal to 8.50% per annum from the Issuance Date, subject to adjustment as provided herein. Accrued Dividends will be payable on the last business day of each calendar quarter, and upon redemption of the Series A Preferred Stock in accordance with **Section I.F.**

1. Any calculation of the amount of such Dividends payable pursuant to the provisions of this **Section I.C.** will be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually.

2. Dividends are payable at the Corporation's election, (a) in cash, or (b) in free trading shares of Common Stock registered pursuant to a current and effective registration statement on file with the U.S. Securities & Exchange Commission, valued at 85.0% of the following: the VWAP of the Common Stock for the Equity Conditions Measuring Period, not to exceed the Closing Price on any Trading Day during the Equity Conditions Measuring Period.

3. **Credit Risk Adjustment**. Notwithstanding the foregoing, the Dividend Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount equal to the Adjustment Factor, if any, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level; provided, however, that in no event shall the Dividend Rate exceed the Maximum Rate. The Dividend Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount equal to the Adjustment Factor, if any, that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Dividend Rate be below the Minimum Rate.

4. So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock. The Common Stock will not be redeemed while the Series A Preferred Stock is outstanding.

D. **Protective Provision**. So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to the foregoing.

1. A "**Deemed Liquidation Event**" will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2. The Corporation will not have the power to effect a Deemed Liquidation Event referred to in **Section I.D.1** unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with **Section I.E**.

E. **Liquidation**.

1. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Common Stock by reason of their ownership thereof, the Holders of Series A Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series A Preferred Stock equal to $10,000.00, plus any accrued but unpaid Dividends thereon (collectively, the "**Series A Liquidation Value**"). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series A Preferred Stock are not paid in full, the holders of shares of Series A Preferred Stock will share equally and ratably with the holders of shares of Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled

2. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F. Redemption.

1. Corporation's Redemption Option. Upon or after the 6th anniversary of the Issuance Date, the Corporation will have the right, at the Corporation's option, to redeem all or a portion of the shares of Series A Preferred Stock, at a price per share equal to 100% of the Series A Liquidation Value (the "**Corporation Redemption Price**").

2. Early Redemption. Prior to redemption pursuant to **Section I.F.1** hereof, the Corporation will have the right, at the Corporation's option, to redeem all or a portion of the shares of Series A Preferred Stock at any time or times after the Issuance Date of such Series A Preferred Stock, at a price per share (the "**Early Redemption Price**") equal to the sum of the following: (a) the Corporation Redemption Price, plus (b) the total cumulative amount of Dividends that otherwise would have been payable through the 6th anniversary of the Issuance Date (excluding any accrued but unpaid Dividends), less (c) any Dividends that have been paid.

3. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem the Series A Preferred Stock at the applicable Early Redemption Price set forth in **Section I.F.2.**

4. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders' Series A Preferred Stock then outstanding, it will deliver written notice thereof via facsimile and overnight courier ("**Notice of Redemption at Option of Corporation**") to each Holder, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series A Preferred Stock that the Corporation is electing to redeem and (b) the applicable Early Redemption Price or Corporation Redemption Price.

5. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder will promptly submit to the Corporation such Holder's Series A Preferred Stock certificates. Upon receipt of such Holder's Series A Preferred Stock certificates, the Corporation will pay the Corporation Redemption Price or Early Redemption Price, as applicable, to such Holder in cash.

G. Conversion.

1. Mechanics of Conversion.

a. Subject to the terms and conditions hereof, one or more of the Series A Preferred Stock may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, at the option of Holder or the Corporation, by (i) if at the option of Holder, delivery of a written notice to the Corporation (the "**Holder Conversion Notice**"), of the Holder's election to convert the Series A Preferred Stock, or (ii) if at the option of the Corporation, if the Equity Conditions are met, delivery of a written notice to Holder (the "**Corporation Conversion Notice**" and, with the Holder Conversion Notice, each a "**Conversion Notice**"), of the Corporation's election to convert the Series A Preferred Stock. On the same Trading Day on which

the Corporation has received the Holder Conversion Notice or issued the Corporation Conversion Notice (as the case may be) by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Corporation Conversion Notice to the Holder and the Corporation's transfer agent (the "**Transfer Agent**") and shall authorize the credit by the Transfer Agent of such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder's or its designee's balance account with The Depository Trust Corporation (DTC) Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b. No fractional shares of Common Stock are to be issued upon conversion of Series A Preferred Stock, but rather the Corporation shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.

c. The Holder shall not be required to deliver the original certificates for the Series A Preferred Stock in order to effect a conversion hereunder.

d. The Corporation shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder.

2. **Holder Conversion**. In the event of a conversion of any Series A Preferred Stock pursuant to an Holder Conversion Notice, the Corporation shall issue to the Holder of such Series A Preferred Stock a number of Conversion Shares equal to (a) the Early Redemption Price multiplied by (b) the number of such Series A Preferred Stock subject to the Holder Conversion Notice divided by (c) the Conversion Price with respect to such Series A Preferred Stock.

3. **Corporation Conversion**. In the event that the Closing Price of the Common Stock exceeds 300% of the Conversion Price with respect to a Series A Preferred Stock for any 20 consecutive Trading Days, upon a conversion of any Series A Preferred Stock pursuant to a Corporation Conversion Notice, the Corporation shall issue to the Holder of such Series A Preferred Stock a number of Conversion Shares equal to (a) the Early Redemption Price multiplied by (b) the number of such Series A Preferred Stock subject to the Corporation Conversion Notice divided by (c) the Conversion Price with respect to such Series A Preferred Stock.

4. **Stock Splits**. If the Corporation at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 4.c shall become effective at the close of business on the date the subdivision or combination becomes effective.

5. **Rights**. In addition to any adjustments pursuant to **Section I.G.4**, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase

stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "**Purchase Rights**"), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6. **Definitions.** For purposes of this **Section I.G**, the following terms shall have the following meanings:

a. "**Adjustment Factor**" means $0.000250 per share of Common Stock.

b. "**Conversion Price**" means a price per share of Common Stock equal to $0.002250 per share of Common Stock, subject to adjustment as otherwise provided herein.

c. "**Conversion Shares**" means shares of Common Stock issuable upon conversion of Series A Preferred Stock.

d. "**Closing Price**" means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

e. "**Credit Spread Adjustment**" means 125.45 basis points.

f. "**Equity Conditions**" means (i) on each day during the period beginning 30 Trading Days prior to the applicable date of determination and ending 30 Trading Days after the applicable date of determination (the "**Equity Conditions Measuring Period**"), the Common Stock is designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) during the Equity Conditions Measuring Period, the Corporation shall have delivered Conversion Shares upon all conversions or redemptions of the Series A Preferred Stock in accordance with their terms to the Holder on a timely basis; (iii) the Corporation shall have no knowledge of any fact that would cause all of the following (1) the registration statement not to be effective and available for the issuance of the Conversion Shares; and (2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Series A Preferred Stock; (iv) a minimum of $250,000 in aggregate trading volume has traded on

the Trading Market during the 20 Trading Dates prior to the date of determination; and (v) the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

g. "**Maximum Rate**" means 18.0% *per annum*.

h. "**Maximum Triggering Level**" means $0.003250 per share of Common Stock.

i. "**Measuring Metric**" means the Closing Price of the Common Stock on any Trading Day following the Issuance Date of the Series A Preferred Stock.

j. "**Minimum Rate**" means 2.0% *per annum*.

k. "**Minimum Triggering Level**" means $0.001750 per share of Common Stock.

l. "**Trading Day**" means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

m. "**Trading Market**" means the OTC Markets, NASDAQ Stock Market, NYSE Amex, or New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

n. "**VWAP**" means, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on the Trading Market during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the Trading Market for such Trading Day.

7. **Conversion Limitation**. Notwithstanding any other provision, at no time may the Corporation or Holder deliver a Conversion Notice if the number of Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. No Corporation Conversion Notice may be issued with respect to more than 100 Preferred Shares with respect to any Equity Conditions Measuring Period.

H. **Register**. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II. Miscellaneous.

A. **Notices**. Any and all notices to the Corporation will be addressed to the Corporation's Chief Executive Officer at the Corporation's principal place of business on file with the Secretary of State of the State of Nevada. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this **Section II.A** prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B. **Lost or Mutilated Preferred Stock Certificate**. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. **Headings**. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series A Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of September 2012.

Signed: [signature]
Name: Thomas Allinder
Title: CEO

Signed: [signature]
Name: Thomas Allinder
Title: Secretary

Exhibit 3

Form of Transfer Agent Instructions

[Letterhead of Rapid Fire Marketing, Inc.]

September 21, 2012

[Transfer Agent]

Re: Rapid Fire Marketing, Inc.

Ladies and Gentlemen:

In accordance with the Preferred Stock Purchase Agreement ("**Agreement**"), dated September 21, 2012, by and between Rapid Fire Marketing, Inc., a Nevada corporation ("**Company**"), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Purchaser**"), pursuant to which Company may issue and deliver shares ("**Shares**") of Company's common stock, par value $0.001 per share ("**Common Stock**") upon conversion of shares of Series A Preferred Stock, this will serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of Company at such time), in the event the Company or the Purchaser issues a Conversion Notice to issue the Shares. Capitalized terms used herein without definition will have the respective meanings ascribed to them in the Agreement.

Upon your receipt of a copy of the Notice executed by the Company, you will use your best efforts to, within one (1) Trading Day following the date of receipt of the Conversion Notice, (a) issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate, registered in the name of the Purchaser or its designee, for the number of Shares to which the Purchaser is entitled upon conversion of as set forth in the notice, or (b) provided you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Purchaser, credit such aggregate number of Shares to which the Purchaser is entitled to the Purchaser's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system provided the Purchaser causes its bank or broker to initiate the DWAC transaction.

Company hereby confirms that the Shares should not be subject to any stop-transfer restrictions and will otherwise be freely transferable on the books and records of Company. If the Shares are certificated, the certificates will not bear any legend restricting transfer of the shares represented thereby.

Company hereby confirms that no instructions other than as contemplated herein will be given to you by Company with respect to the Shares. Company hereby agrees that it will not replace you as Company's transfer agent, until such time as Company provides written notice to you and Purchaser that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of this letter agreement regarding Irrevocable Transfer Agent Instructions (this "**Agreement**").

Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and will not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to Company.

Company must keep its bill current with you – if Company is not current and is on suspension, the Purchaser will have the right to pay Company's outstanding bill, in order for you to act upon this Agreement. If the outstanding bill is not paid by Company or the Purchaser, you have no further obligation under this Agreement.

The above instructions cannot be revoked, cancelled or modified without prior written approval of Purchaser.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

RAPID FIRE MARKETING, INC.

By: [signature]
Name: Thomas Allweder
Title: CEO

Exhibit 4

Form of Legal Opinion

We are counsel to Rapid Fire Marketing, Inc., a Nevada corporation ("**Company**"), in connection with the sale and issuance of shares ("**Preferred Shares**") of Company's Series A Preferred Stock, par value $0.001 per share ("**Preferred Stock**"), convertible into shares ("**Common Shares**") of Company's common stock, par value $0.001 per share ("**Common Stock**") to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Purchaser**"), (the Preferred Shares and Common Shares, collectively, "**Shares**") pursuant to the terms of the Preferred Stock Purchase Agreement dated as of September 21, 2012 ("**Agreement**", and collectively with all documents and agreements related to or arising from the Agreement, the "**Transaction Documents**"), by and between Company and Purchaser. Capitalized terms not otherwise defined herein have the meanings set forth in the Transaction Documents.

We are of the opinion that, as of the date hereof:

1. Company is a corporation validly existing and in good standing under the laws of the State of Nevada.

2. The Shares are duly authorized and, when issued in accordance with the terms and conditions of the Agreement will be, legally and validly issued, fully paid and non-assessable. The issuance of the Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of Company.

3. Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver the Shares.

4. The execution, delivery and performance of the Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of Company, and have been duly executed and delivered by Company.

5. Upon execution and delivery of the Agreement, the Agreement will constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

6. The execution and delivery of the Transaction Documents by Company does not, and Company's performance of its obligations thereunder will not (a) violate the Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to Company or its properties or assets and which could have a material adverse effect on Company's business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Agreement, or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except (i) as have been, or will be prior to the Closing, duly obtained or made, or (ii) to the extent failure to be so obtained or made would not have a material

adverse effect on Company or its ability to consummate the transactions contemplated under the Agreement.

7. To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Agreement.

8. Company is not, and immediately after the consummation of the transactions contemplated by the Agreement will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

Exhibit 5

Form of Officer's Closing Certificate

RAPID FIRE MARKETING, INC.

September 21, 2012

The undersigned hereby certifies that:

The undersigned is the duly appointed [CEO] of Rapid Fire Marketing, Inc., a Nevada corporation ("**Company**").

This Officer's Closing Certificate ("**Certificate**") is being delivered to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Purchaser**"), by Company, to fulfill the requirement under the Preferred Stock Purchase Agreement, dated as of September 21, 2012, between Purchaser and Company ("**Agreement**"). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

The representations and warranties of Company set forth in the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.

Company is not, and will not be as a result of the applicable Closing, in default of the Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.

All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer's Closing Certificate as of the date set forth above.

Signed: [signature]
Name: Thomas Allinder
Title: CEO

Exhibit 6

Form of Secretary's Certificate

September 21, 2012

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of Rapid Fire Marketing, Inc., a Nevada corporation (the "**Company**").

This Secretary's Certificate ("**Certificate**") is being delivered to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Purchaser**"), by Company, to fulfill the requirement under the Preferred Stock Purchase Agreement, dated as of September 21, 2012, between Purchaser and Company ("**Agreement**"). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

Attached hereto as **Exhibit "A"** is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Effective Date.

Attached hereto as **Exhibit "B"** is a true, correct and complete copy of the Bylaws of Company, as in effect on the Effective Date.

Attached hereto as **Exhibit "C"** is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby. Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of the date set forth above.

Signed: ____________________
Name: Thomas Allinder
Title: CEO/Secretary

Exhibit 7

Form of Notes

PROMISSORY NOTE

$49,999.99 Date: September 21, 2012

FOR VALUE RECEIVED, Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("**Borrower**"), promises to pay to the order of Rapid Fire Marketing, Inc., a Nevada corporation ("**Lender**"), the principal sum of $49,999.99, together with interest thereon, as follows:

1. **Agreement**. This Promissory Note (this "**Note**"), is issued by Borrower as partial consideration for the issuance by Lender of 5 shares of Series A Preferred Stock ("**Preferred Shares**") of Lender pursuant to that certain Stock Purchase Agreement ("**Agreement**") of even date herewith.

2. **Interest**. The principal balance outstanding from time to time under this Promissory Note (this "**Note**"), will bear interest from and after the date hereof at the rate of 1.0% *per annum*. Interest will be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated. Payments of interest will be due on each annual anniversary of the date of this Note; provided that Borrower will not be in Default hereunder for failure to make any annual interest payment when due (other than on the Maturity Date) and the amount of interest not paid when due will be added to the principal balance of this Note and such amount will thereafter accrue interest at the rate set forth above.

3. **Payments**. If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note will be due and payable [1 through 29, respecively] months from the date of this Note ("**Maturity Date**"); provided, however, that, notwithstanding the foregoing or any other provision, no payments on this Note will be due or payable so long as any of the following (each, a "**Tolling Event**") exists:

a. Both (i) a Registration Statement filed by Lender with the Securities and Exchange Commission, covering all shares of Common Stock potentially issuable upon conversion of the Preferred Shares, is not current and effective; and (ii) all shares of Common Stock potentially issuable upon conversion of the Preferred Shares are not eligible for unrestricted resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended;

b. Company does not have authorized and reserved shares of Common Stock in at least five times the amount necessary for conversion of all outstanding Preferred Shares;

c. Either (i) Company is not a Depository Trust Company (DTC) authorized deposit/withdrawal at custodian (DWAC), fast automated securities transfer program (FAST) and Direct Registration System (DRS) participant, or (ii) all shares of Common Stock potentially issuable

upon conversion of the Preferred Shares cannot or will not for any reason be issued to Borrower in electronic form;

d. All prior shares of Lender have not been timely delivered, or an uncured breach or event of default exists under the Agreement or any other agreement entered into with Borrower or any affiliate of Borrower; or

e. At least $250,000.00 in aggregate trading volume has not traded on the principal trading exchange or market for the Common Stock since the date of cash payment in full by Borrower, including payment in full of any promissory note, for the prior portion of 5 Preferred Shares from Lender.

Upon the termination or cure of any Tolling Event, Borrower's obligation to pay amounts outstanding on this Note will immediately be reinstated. Borrower will have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium. All payments on this Note will be first applied to interest, then to reduce the outstanding principal balance hereof.

4. **Full Recourse Note.** This is a full recourse promissory note. Accordingly, notwithstanding that Borrower's obligations under this Note are secured by the Collateral, in the event of a Default hereunder, Lender will have full recourse to all the other assets of Borrower. Moreover, Lender will not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower's assets.

5. **Security.**

a. **Pledge.** As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, "**Secured Obligations**"), Borrower hereby pledges and grants a security interest to Lender in all of Borrower's right, title, and interest in and to all of the following, now owned or hereafter acquired or arising, with the value of securities securing the Note on the date of issuance to be at least equal to the amount of the Note (together, the "**Collateral**"):

i. All Preferred Shares legally or beneficially owned by Borrower or any affiliate of Borrower;

ii. Freely tradable shares of common stock, shares of preferred stock, bonds, notes and/or debentures (collectively with the Preferred Shares, the "**Pledged Securities**"), which Pledged Securities will have a fair market value on the date hereof, based upon the trading price of such securities on any of the OTC Markets, NASDAQ Stock Market, NYSE Amex, New York Stock Exchange or other recognized stock exchange, at least equal to the principal amount of this Note; and

iii. all rights of Borrower with respect to or arising out of the Pledged Securities and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure.

b. **Replacement Securities**. So long as any Secured Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities, Borrower will promptly provide replacement securities of equal or greater value to such Pledged Securities.

c. **Rights With Respect to Distributions**. So long as no Default will have occurred and be continuing under this Note, Borrower will be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any Default, Lender will have the sole right (unless otherwise agreed in writing by Lender in its sole discretion) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender's election.

d. **Financing Statement; Further Assurances**. Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary. Borrower further agrees that following and during the continuance of any Default, Borrower will if requested by Lender promptly: (i) execute and deliver all further instruments and documents reasonably necessary in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral, (ii) deliver the Collateral, including original certificates or other instruments representing the Pledged Securities and stock powers endorsed in blank, to Lender to hold as secured party, and (iii) execute a securities account control agreement with respect to the Collateral.

e. **Powers of Lender**. Borrower hereby appoints Lender as Borrower's true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender: to take any action and to execute any instrument reasonably necessary to accomplish the purposes of this **Section 4**, including without limitation: (i) to exercise then existing rights with respect to Collateral, when and to the extent permitted by this Note, (ii) following and during the continuance of any Payment Default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing the Collateral or any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower's name or otherwise, (iv) following and during the continuance of any Payment Default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account, or to transfer the Collateral into the name of Lender, (v) to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower's behalf and in Borrower's name any documents required in order to give Lender a continuing perfected first lien upon the Collateral or any part thereof.

6. **Additional Terms.**

a. **No Waiver**. The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due will neither cure nor excuse the

Default caused by the failure of Borrower timely to pay the whole of such installment and will not constitute a waiver of Lender's right to require full payment when due of any future or succeeding installments.

b. **Default**. The occurrence and continuance of any one or more of the following will constitute a "**Default**" under this Note: (i) an uncured material default in the payment when due of any amount hereunder ("**Payment Default**"), (ii) Borrower's refusal or failure to perform any material term, provision or covenant as required under this Note, (iii) any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, (iv) the failure to replace Pledged Securities in accordance with **Section 4(b)**, and (iv) the levying of any attachment, execution or other process against any material portion of the Collateral.

c. **Default Rights**.

i. Following and during the continuance of any Payment Default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable. A delay by Lender in exercising any right of acceleration will not constitute a waiver of the Default or the right of acceleration or any other right or remedy for such Default. The failure by Lender to exercise any right of acceleration will not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Default, whenever occurring.

ii. Further, following and during the continuance of any Default, Lender will have any and all of the rights and remedies to which a secured party is entitled after any default under any applicable Uniform Commercial Code, as then in effect. In addition to Lender's other rights and remedies, following and during the continuance of any Payment Default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a) Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral;

(b) If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof;

(c) Transfer all or any part of the Collateral into Lender's name or in the name of its nominee or nominees; or

(d) Vote all or any part of the Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii. Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to

one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale. If reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers. Lender will not be obligated to make any sale or other disposition, unless the terms thereof will be satisfactory to it.

iv. If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower will execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

d. The rights, privileges, powers and remedies of Lender will be cumulative, and no single or partial exercise of any of them will preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and will be effective only to the extent set forth in writing. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds will be applied by Lender toward the payment of the Secured Obligations.

7. **Organization; Authority.** Borrower represents and warrants to Lender that it is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Borrower of the transactions contemplated by this Note have been duly authorized by all necessary company or similar action on the part of Borrower. This Note has been duly executed by Borrower, and when delivered by Borrower in accordance with the terms hereof, will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

8. **General Terms.**

a. **No Oral Waivers or Modifications.** No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

b. **Attorney Fees.** The prevailing party in any action by Lender to collect any amounts due under this Note will be entitled to recover its reasonable attorney fees and costs.

c. **Governing Law.** This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

d. **Severability**. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Note will be held to be prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

e. **Entire Agreement**. This Note contains the entire promise to pay by Borrower and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

IRONRIDGE GLOBAL IV, LTD.

By:____________________________
Name:__________________________
Title:___________________________